Exhibit (10) (xvi)
COOPER TIRE & RUBBER COMPANY
1998 NON-EMPLOYEE DIRECTORS COMPENSATION DEFERRAL PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)
Amended for Section 409A Changes effective as of May 7, 2008
     1. Purpose. The purpose of the Plan is to provide qualified individuals who are not employees of the Company who serve as members of the Board with equity compensation in addition to their Director’s Fees and with an opportunity to defer payment of a portion of their Director’s Fees in accordance with the terms and conditions set forth herein.
     2. Definitions. For the purposes of the Plan, the following capitalized words shall have the meanings set forth below:
     “Annual Fees” means the cash portion of (i) any annual fee payable to a Non- Employee Director for service on the Board; (ii) any other fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board, and (iii) any similar annual fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.
     “Annual Meeting” means an annual meeting of the Company’s stockholders.
     “Annual Units” means Phantom Stock Units to be awarded to Non-Employee Directors as additional compensation for service on the Board pursuant to Section 5(b).
     “Beneficiary” or “Beneficiaries” means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to receive Deferred Benefits in the event of the Non-Employee Director’s death; provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director’s death, Beneficiary shall mean the Non-Employee Director’s estate.
     “Beneficiary Designation Form” means a document, in a form approved by the Committee to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Committee prior to the date of death of the Non-Employee Director.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.
     “Committee” means the committee of the Board that has been appointed to administer the Plan or, if no committee has been appointed, the Board.
     “Common Stock” means the common stock, par value $1.00 per share, of the Company.
     “Companies” means the Company and each Subsidiary.
     “Company” means Cooper Tire & Rubber Company, a Delaware corporation, or any successor to substantially all of its business.
     “Deferral Election Form” means a document, in a form approved by the Committee, pursuant to which a Non-Employee Director makes a deferral election under the Plan.
     “Deferral Period” means each period commencing on the date of an Annual Meeting and ending on the date immediately preceding the next Annual Meeting. The first Deferral Period under the Plan shall commence on the first day of the first fiscal quarter of the Company to begin after May 5, 1998. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.
     “Deferred Benefit” means the sum of (i) any amount that will be paid on a deferred basis under the Plan to a Non-Employee Director who has made a deferral election pursuant to Section 5 plus (ii) the amount payable with respect to the Annual Units.

     “Deferred Compensation Account” means the bookkeeping record established for each Non-Employee Director. A Deferred Compensation Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.
     “Director’s Fees” means the aggregate of a Non-Employee Director’s Annual Fees and Per Diem Fees. “Effective Date” means May 5, 1998, which was the original Effective Date of the Plan.
     “Election Date” means the December 31st immediately preceding the commencement of a Deferral Period. If an individual first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period, the Election Date shall be the thirtieth day following such Annual Meeting date or initial participation date, as the case may be.
     “Fair Market Value” means the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).
     “Non-Employee Director” means a member of the Board who is not, and has not been, an employee of the Company or any of its Subsidiaries.
     “Per Diem Fees” means a fee paid for attendance at or participation in (i) each meeting of the Board, (ii) each meeting of a committee of the Board when such meeting is held on a day other than a day for which a fee is paid for a meeting of the Board, (iii) each day of services to the Company requested by the chairman of the Board, and (iv) services similar to those specified in (i), (ii), or (iii) above, provided to any Subsidiary.
     “Phantom Stock Unit” means a bookkeeping unit representing one share of Common Stock credited to a Deferred Compensation Account in accordance with Section 5(d).
     “Plan” means the Cooper Tire & Rubber Company 1998 Non-Employee Director Compensation Deferral Plan as herein set forth or as duly as amended.
     “Investment Funds” means the investment funds available from time to time under the Company’s Spectrum Investment Savings Plan, or such other funds as the Committee may designate from time to time.
     “Subsidiary” means a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body.
     “Termination of Service” or “termination of service” means a separation from service as defined under Section 409A of the Code.
     3. Administration.
          (a) The Plan shall be administered by the Committee.
          (b) The Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make factual determinations in connection with the administration or interpretation of the Plan, and to make any other determinations that it believes are necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Deferral Election Form to the extent the Committee deems desirable to carry the Plan into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of the Committee members to execute and deliver documents on behalf of the Committee.
          (c) The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of the Companies. Each member of the Committee, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.
     4. Shares Available. The Company is authorized to issue up to 200,000 shares of Common Stock under the Plan (the “Plan Limit”). Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company. The amount of any Annual Units paid in cash shall not be treated as issued under the Plan.
     5. Deferral of Director’s Fees and Crediting of Annual Units.
          (a) Deferral Elections.
               (i) General Provisions. Non-Employee Directors may elect to defer all or a specified percentage of their Director’s Fees with respect to a Deferral Period in the manner provided in this Section 5. A Non-Employee Director’s Deferred Benefit is at all times nonforfeitable.
               (ii) Deferral Election Forms. Before the Election Date applicable to a Deferral Period, each Non-Employee Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. In order for a Non-Employee Director to participate in the deferral portion of the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by him, must be delivered to the Company on or prior to the applicable Election Date. A Deferral Election Form submitted by a Non-Employee Director for a Deferral Period shall be deemed to be a continuing deferral election for all subsequent Deferral Periods, unless the Non-Employee Director completes and files a subsequent Deferral Election Form with the Company prior to the Election Date applicable to that Deferral Period. A Non-Employee Director electing to participate in the Plan for a given Deferral Period shall indicate on his Deferral Election Form:
               (A) the percentage of the Director’s Fees earned during the Deferral Period to be deferred which shall be in multiples of 10%;
               (B) if the Deferral Election Form is the first such form filed by the Non-Employee Director, the Non-Employee Director’s election, in accordance with Sections 5(f) and 5(g), as to the timing, form and manner of payment of the Deferred Benefits; and
               (C) the Non-Employee Director’s investment election, with respect to the deemed investment of the deferred Director’s Fees and Annual Units, in accordance with Section 5(d).
A Non-Employee Director’s election as to the timing, form and manner of payment of Deferred Benefits in the initial Deferral Election Form shall govern the timing, form and manner of payment of all subsequent deferrals under the Plan and may not be changed or revoked without the prior written consent of the Committee, provided, however, that a Non-Employee Director, with the prior written consent of the Committee, may change the time of the commencement of payment(s) or the form of payment with regard to Deferred Benefits for a subsequent Deferral Period by completing and filing a subsequent Deferral Election Form with the Company prior to the Election Date applicable to that Deferral Period. Notwithstanding the foregoing, the Deferral Election Form that is filed by an individual who first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period by the applicable Election Date shall be effective only with respect to Director’s Fees earned and Annual Units awarded following the filing of such Deferral Election Form.
               (iii) Effect of No Deferral Election. A Non-Employee Director who does not have a completed and signed Deferral Election Form on file with the Company on or prior to the applicable Election Date for a Deferral Period may not defer his Director’s Fees for such Deferral Period.
               (iv) Subsequent Payment Elections. With the prior written consent of the Committee as described in Section 5(a)(ii) of the Plan, a Non-Employee Director may make a subsequent election to change the time of the commencement of payment(s) of the portion of the Non-Employee Director’s Deferred Benefit representing deferred Director’s Fees, the form of payment of the Non-Employee Director’s Deferred Benefit, or both, with respect to the amount of such Deferred Benefits that were previously deferred if all of the following requirements are met:
               (A) Such subsequent payment election may not take effect until at least twelve months after the date on which the subsequent payment election is made;
               (B) In the case of a subsequent payment election related to a payment not described in Section 5(i) of the Plan, the first payment under such subsequent payment election shall in all cases be deferred for a period of not less than five years from the date such payment would otherwise have been made (or, in the case of installment payments, which shall be treated as a single payment for purposes of this Section 5(a)(iv), five years from the date the first installment payment was scheduled to be paid); and

               (C) Any subsequent payment election related to a distribution that is to be made at a specified date or pursuant to a fixed schedule pursuant to Section 5 of the Plan must be made not less than twelve months prior to the date the payment was scheduled to be made under the prior payment election (or, in the case of installment payments, which shall be treated as a single payment for purposes of this Section 5(a)(iv), twelve months prior to the date the first installment payment was scheduled to be paid).
          (b) Award of Annual Units. Annual Units shall be awarded to each Non-Employee Director in December of each year (or at such other time as may be determined by the Committee) as follows:
               (i) for the calendar year ended December 31, 2004, the number of Annual Units to be so awarded to each Non-Employee Director shall be 500 per year; and
               (ii) for the calendar year beginning January 1, 2005 and for all calendar years thereafter, the number of Annual Units to be so awarded to each Non-Employee Director will be the number of Annual Units having a Fair Market Value on the day of the Annual Meeting equal to $30,000, unless and until a greater or lesser number is specified by the Committee.
          (c) Establishment of Deferred Compensation Accounts. A Non-Employee Director’s deferrals and the Annual Units will be credited to a Deferred Compensation Account set up for that Non-Employee Director by the Company in accordance with the provisions of this Section 5. A Participant’s Deferred Compensation Account shall be further divided into the following sub-accounts: (i) a sub-account which shall be the record of the Non-Employee Director’s deferrals and the Annual Units that were earned and vested prior to January 1, 2005 (the “Grandfathered Deferred Benefits”) and which are governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005 and (ii) a sub-account which shall be the record of the Non-Employee Director’s deferrals and the Annual Units that were earned and vested on or after January 1, 2005 (the “Non-Grandfathered Deferred Benefits”) and which are subject to the requirements of Section 409A of the Code.
          (d) Crediting of Deferred Director’s Fees and Annual Units to Deferred Compensation Accounts.
               (i) Deferred Director’s Fees. The portion of the Director’s Fees that a Non-Employee Director elects to defer shall be credited to the Deferred Compensation Account as of the last business day of the fiscal quarter in which such portion of the Director’s Fees would otherwise have been payable to the Non-Employee Director. Amounts of Director’s Fees credited to the Deferred Compensation Account of a Non-Employee Director shall be deemed invested in accordance with such Non-Employee Director’s investment election among the Phantom Stock Units and the Investment Funds. Any amounts credited to a Non-Employee Director’s Deferred Compensation Account with respect to which such Non-Employee Director does not provide an investment election shall be deemed invested in Phantom Stock Units. A Non-Employee Director may change his investment election either prospectively or with respect to amounts previously credited to his Deferred Compensation Account in accordance with procedures specified by the Committee; provided, however, a Non-Employee Director may not make an election to transfer or reallocate amounts deemed invested in any Investment Fund into Phantom Stock Units. The number of Phantom Stock Units to be so credited to the Deferred Compensation Account shall be determined by dividing (1) the amount of the Director’s Fees over such quarter by (2) the Fair Market share of Common Stock as of the date of crediting. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded to the nearest whole Phantom Stock Unit.
               (ii) Annual Units. The Annual Units awarded to a Non-Employee Director shall be credited to the Deferred Compensation Account as of the date of grant. After the initial crediting of the Annual Units to a Non-Employee Director’s Deferred Compensation Account, a Non-Employee Director may elect to reallocate any or all of such amounts from Phantom Stock Units to a deemed investment among the Phantom Stock Units and the Investment Funds. A Non-Employee Director may not make an election to transfer or reallocate amounts deemed invested in any Investment Fund into Phantom Stock Units.
               (iii) Dividend Equivalents and Other Gains and Losses. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, with respect to any Phantom Stock Units deemed credited to the Deferred Compensation Account of a Non-Employee Director, such Deferred Compensation Account will be credited with additional Phantom Stock Units determined by dividing (A) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of a corresponding number of shares of Common Stock by (B) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded up to a whole Phantom Stock Unit. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock. A Non-Employee Director’s Deferred Compensation Account will be credited with other gains, losses, interest and other earnings based on investment elections made by such Non-Employee Director, in accordance with investment deferral crediting options and procedures established by the Committee, which shall include procedures for prospective investment elections with respect to Director’s Fees that are to be deferred under the

Plan and for the reallocation of Director’s Fees (and gains, losses, interest and other earnings thereon) credited to a Non-Employee Director’s Deferred Compensation Account. The Committee specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures from time to time.
               (iv) Deemed Investment. By electing to defer any amount pursuant to the Plan, each Non-Employee Director shall thereby acknowledge and agree that the Company is not and shall not be required to make any investment in connection with the Plan, nor is it required to follow the Non-Employee Director’s investment directions in any actual investment it may make or acquire in connection with the Plan.
               (v) No Rights as Stockholder. The crediting of Phantom Stock Units to a Non-Employee Director’s Deferred Compensation Account shall not confer on the Non-Employee Director any rights as a stockholder of the Company.
               (vi) Effective Date of Investment Election. Except as otherwise specified by the Committee or by the Non-Employee Director in his Deferral Election Form, the Non-Employee Director’s investment election shall be effective as soon as practicable after receipt by the Committee. Without limiting the generality of the foregoing, any Non-Employee Director may provide, with respect to elections to transfer amounts invested in Phantom Stock into any Investment Fund, for future effectiveness of such investment election on a specified date or dates for the purpose of creating a Rule 10b5-l trading plan under the Securities Exchange Act of 1934, subject to compliance with the Company’s insider trading policy and any further procedures the Committee may adopt from time to time.
          (e) Written Statements of Account. The Company will furnish each Non-Employee Director with a statement setting forth the value of such Non-Employee Director’s Deferred Compensation Account as of the end of each Deferral Period and all credits to and payments from the Deferred Compensation Account during the Deferral Period. Such statement shall separately detail the portion of the Deferred Benefit representing deferred Director’s Fees and the portion of the Deferred Benefit representing Annual Units and will further separately detail amounts deemed invested in Phantom Stock Units and amounts deemed invested in any Investment Fund, as provided in Section 5(d) of this Plan. Such statement shall also separately detail the portion of the Deferred Benefit representing Grandfathered Deferred Benefits (if any) and the portion of the Deferred Benefit representing Non-Grandfathered Deferred Benefits. Such statement will be furnished no later than sixty days after the end of the Deferral Period.
          (f) Manner and Form of Payment of Deferred Benefit.
               (i) Payment of any portion of the Deferred Benefit representing deferred Director’s Fees shall be in cash or in shares of Common Stock at the Non-Employee Director’s election; provided, however, that shares of Common Stock shall only be distibutable with respect to that portion of a Non-Employee Director’s Deferred Compensation Account that is deemed invested in Phantom Stock Units at the time of the distribution. If the Non-Employee Director fails to make a timely election prior to distribution, the deferred Director’s Fees will be paid in Common Stock to the extent the portion of the Non-Employee Director’s Deferred Compensation Account representing deferred Director’s Fees is deemed invested in Phantom Stock Units and otherwise will be paid in cash. Payment shall be made in one of the following forms as elected by the Non-Employee Director: in a single lump sum or in a series of five or fewer annual installments. The amount of each installment payment to a Non-Employee Director shall be determined in accordance with the formula B/(N — P), where “B” is the value of the Deferred Compensation Account representing deferred Director’s Fees as of the installment calculation date, “N” is the number of installments elected by the Non-Employee Director and “P” is the number of installments previously paid to the Non-Employee Director. The same formula shall be applied to determine the amount of cash and shares of Common Stock, as applicable, payable to the Non-Employee Director. For purposes of this paragraph, the value of the Phantom Stock Units shall be the Fair Market Value of the Common Stock (i) on the installment calculation date, in the case of installment payments and (ii) on the day preceding the date of distribution, in the case of lump sum payments. If the Non-Employee Director elects to receive payment of the deferred Director’s Fees in Common Stock, any partial unit resulting in the calculation above will be settled in cash.
               (ii) Payment of the portion of the Deferred Benefits representing Annual Units shall be in cash or in shares of Common Stock at the Non-Employee Director’s election; provided, however, that shares of Common Stock shall only be distibutable with respect to that portion of a Non-Employee Director’s Deferred Compensation Account that is deemed invested in Phantom Stock Units at the time of the distribution. If the Non-Employee Director fails to make a timely election prior to distribution, the Annual Units will be paid in Common Stock to the extent the portion of the Non-Employee Director’s Deferred Compensation Account representing Annual Units is deemed invested in Phantom Stock Units and otherwise will be paid in cash. Payment shall be made in one of the following forms as elected by the Non-Employee Director: in a single lump sum or in a series of five or fewer annual installments. The amount of each installment payment to a Non-Employee Director shall be determined in accordance with the formula B/(N — P), where “B” is the value of the Deferred Compensation Account representing deferred Annual Units as of the installment calculation date, “N” is the number of installments elected by the Non-Employee Director and “P” is the number of installments previously paid to the Non-Employee Director. The same formula shall be applied to determine the amount of cash and shares of Common Stock, as applicable, payable to the Non-Employee Director. For purposes of this paragraph, the value of the

Phantom Stock Units shall be the Fair Market Value of the Common Stock (i) on the installment calculation date, in the case of installment payments and (ii) on the day preceding the date of distribution, in the case of lump sum payments. If the Non-Employee Director elects to receive payment of the Annual Units in Common Stock, any partial unit resulting in the calculation above will be settled in cash.
          (g) Commencement of Payment of Deferred Benefit Attributable to Deferred Director’s Fees. Payment of a Non-Employee Director’s Deferred Benefit attributable to any portion of the Deferred Benefit representing Director’s Fees shall commence thirty days after the earlier to occur of:
               (i) termination of service as a member of the Board; and
               (ii) the date specified in the Deferral Election Form executed by the Non-Employee Director. For the avoidance of doubt, if the Non-Employee Director’s termination of service as a member of the Board occurs prior to the date specified in the Deferral Election Form executed by the Non-Employee Director, payment of the portion of the Non-Employee Director’s Deferred Benefit representing Director’s Fees shall commence thirty days after such termination of service as a member of the Board.
          (h) Commencement of Payment of Annual Units. Payment of a Non-Employee Director’s Annual Units shall commence thirty days after termination of service as a member of the Board.
          (i) Death. In the event of a Non-Employee Director’s death, the Non-Employee Director’s entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to Section 5(g), will be distributed in a lump sum to the Non-Employee Director’s Beneficiary sixty days after the Non-Employee Director’s date of death.
          (j) Restrictions on Transfer. The Company shall pay all Deferred Benefits payable under the Plan only to the Non-Employee Director or Beneficiary designated under the Plan to receive such amounts. Neither a Non-Employee Director nor his Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Non-Employee Director’s or Beneficiary’s debts or other obligations.
          (k) Special Election. Notwithstanding any other provision of the Plan, in accordance with Internal Revenue Service Notice 2007-86 on or before December 31, 2008, a Non-Employee Director may make a new payment election with respect to the form of payment of the portion of the Non-Employee Director’s Deferred Benefits representing deferred Director’s Fees earned, and Annual Units awarded, between January 1, 2005 and the date such new payment election is effective. Any such new payment election shall specify the form of payment, single lump sum or installments, as described in Section 5(f)(ii) and shall govern the form of payment of Director’s Fees earned and Annual Units awarded during all subsequent Deferral Periods unless changed in accordance with Section 5(a)(ii).
     6. Designation of Beneficiary.
          (a) Beneficiary Designations. Each Non-Employee Director may designate a Beneficiary to receive any Deferred Benefit due under the Plan on the Non-Employee Director’s death by executing a Beneficiary Designation Form.
          (b) Change of Beneficiary Designation. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Committee. The execution of a Beneficiary Designation Form and its receipt by the Committee revokes and rescinds any prior Beneficiary Designation Form.
     7. Recapitalization or Reorganization.
          (a) Authority of the Company and Stockholders. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks having rights superior to or affecting the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
          (b) Change in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a “Change in Capitalization”): (i) such proportionate adjustments as may be necessary (in the form determined by the Committee in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of Phantom Stock Units credited to a Non-Employee Director’s Deferred Compensation Account and the number of Annual Units to be awarded pursuant to Section 5(b), and (ii) the Committee may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.
          (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all Deferred Benefits credited to the Non-Employee Director’s Deferred Compensation Account as of the date of the consummation of a proposed dissolution or liquidation shall be paid in cash to the Non-Employee Director or, in the event of death of the Non-Employee Director prior to payment, to the Beneficiary thereof on the date of the consummation of such proposed action. The cash amount paid for each Phantom Stock Unit shall be the Fair Market Value of a share of Common Stock as of the date of the consummation of such proposed action.
     8. Termination and Amendment of the Plan.
          (a) Termination. Unless terminated earlier in accordance with Section 8(b), the Plan shall terminate on the tenth anniversary of the Effective Date. Following the tenth anniversary of the Effective Date, no further Director’s Fees or Annual Units may be deferred by a Non- Employee Director but any amounts deferred prior to the date of such termination shall be paid in accordance with the Deferral Election Form.
          (b) General Power of Board. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part, provided, however, that no such termination, modification, suspension or amendment shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule; and, provided further, that the Board may not, without stockholder approval, increase the maximum number of shares issuable under the Plan, except as provided in Section 7(b) above. Upon termination of the Plan, payment of Plan benefits shall be made in accordance with the provisions of the Plan; provided, however, that the Board may, in its discretion, accelerate payment of Plan benefits in strict compliance with the provisions governing plan terminations set forth in Treasury Regulation 1.409A-3(j)(4)(ix).
     9. Miscellaneous.
          (a) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.
          (b) Unfunded Plan.
               (i) Generally. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company’s creditors.
               (ii) Deferred Benefits. A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Non-Employee Director or Beneficiary will be an unsecured creditor of the Company. No Non-Employee Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him hereunder, nor shall any Non-Employee Director, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Company will not segregate any funds or assets for Deferred Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Non-Employee Director, Beneficiary or other person for the performance of the Company under the Plan.
          (c) Other Compensation Arrangements. Benefits received by a Non-Employee Director pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.
          (d) Securities Law Restrictions. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put an any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

          (e) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.
          (f) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.
          (g) Effective Date. The Plan was effective as of the Effective Date, subject to the approval thereof by the stockholders of the Company at the Annual Meeting held on such date. The Plan was amended and restated, effective November 18, 2004, without further approval by the stockholders, to provide for Annual Units. The Plan was further amended and restated, without approval by the stockholders, effective January 1, 2005, to allow Non-Employee Directors to make the investment elections provided for in Section 5(d) hereof and to allow for payment of deferred Director’s Fees to be made in cash or in shares of Common Stock.
          (h) Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. The Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of Non-Employee Directors). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing, any Deferred Benefits under this Plan that qualify for “grandfathered status” under Section 409A of the Code because such benefits were earned and vested prior to January 1, 2005 shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and, except as hereinafter provided, shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005. The terms and conditions of the Plan as amended and restated as of January 1, 2005 relating to (i) the deemed investment of Director’s Fees and Annual Units among Phantom Stock Units and the Investment Funds and (ii) the Non-Employee Director’s election to receive payment of any portion of the Deferred Benefit representing deferred Director’s Fees in cash or shares of Common Stock shall govern any Deferred Benefits under this Plan that qualify for “grandfathered status” under Section 409 A of the Code.
     IN WITNESS WHEREOF, Cooper Tire & Rubber Company has caused this instrument to be executed in its name as of May 7, 2008, as approved by the Board of Directors.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Mark W. Krivoruchka
Mark W. Krivoruchka
Senior Vice President Global Human Resources